UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021 (January 11, 2021)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On January 11, 2021, Front Yard Residential Corporation, a Maryland corporation (the “Company”), completed its previously announced merger (the “Merger”) with Midway AcquisitionCo REIT, a Maryland real estate investment trust (“Merger Sub”) and a wholly-owned subsidiary of Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 19, 2020 (the “Original Agreement”), as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 20, 2020 (the “Amendment” and, together with the Original Agreement, the “Merger Agreement”), by and among the Company, Parent and Merger Sub. Merger Sub was the surviving company in the Merger. The Company was acquired by a partnership led by Pretium Midway Investments, LP, a fund managed by affiliates of Pretium Partners, LLC, and includes funds managed by the real estate equity and alternative credit strategies of Ares Management Corporation.

Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement. The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference to the full text of the Original Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2020, and the Amendment, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2020, each of which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, at the Effective Time, each share of common stock of the Company, par value $0.01 per share (the “Shares”), issued and outstanding as of immediately prior to the Effective Time, subject to certain exceptions, was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $16.25, net of applicable withholding taxes and without interest (the “Merger Consideration”).

In addition, at the Effective Time, with respect to each outstanding option to purchase Shares (each, a “Company Option”), under the Front Yard Residential Corporation Conversion Option Plan, the Front Yard Residential Corporation Special Conversion Option Plan, Front Yard Residential Corporation 2016 Equity Incentive Plan or the Front Yard Residential Corporation 2019 Equity Incentive Plan (collectively, the “Company Stock Plans”), whether vested or unvested, (i) if the exercise price of such Company Option was equal to or greater than the Merger Consideration, such Company Option was terminated and cancelled as of immediately prior to the Effective Time, without any consideration being paid in respect thereof, and has no further force or effect, and (ii) if the exercise price of such Company Option was less than the Merger Consideration, such Company Option was terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (A) the number of Shares underlying the Company Option immediately prior to the Effective Time (irrespective of whether the performance goals have been met), multiplied by (B) the Merger Consideration minus the applicable exercise price.

Each outstanding restricted stock unit that was granted to the Company’s non-employee directors under the Company Stock Plans (each, a “Company Director-Granted RSU”) that was outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Director-Granted RSU, multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Director-Granted RSU.

Each outstanding service-based restricted stock unit that was granted under the Company Stock Plans (each, a “Company Service-Based RSU”) that was outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Service-Based RSU, multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Service-Based RSU.

Each outstanding market-based restricted stock unit that was granted under the Company Stock Plans (each, a “Company Market-Based RSU”) that was outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Market-Based RSU (irrespective of whether the performance goals were met), multiplied by (B) the Merger Consideration, plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Market-Based RSU.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Original Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 22, 2020 and the Amendment, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 23, 2020.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that the Certificate of Merger had been filed with the State of Maryland and that, at the Effective Time, all of the outstanding Shares, subject to certain exceptions, were cancelled and converted into the right to receive the Merger Consideration subject to the terms of the Merger Agreement. The Company requested that NYSE suspend its Shares on the Closing Date, and as a result, trading of the Shares on NYSE will be suspended following the closing of trading on the Closing Date. The Company also requested that NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Shares from NYSE and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Company.

The information set forth under Items 2.01, 3.01 and 3.03 are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred and the Company merged with and into Merger Sub, a wholly-owned subsidiary of Parent. The transaction resulted in the payment of approximately $983 million in aggregate Merger Consideration, funded by contributions from Parent, Pretium Midway Investments, LP, a Delaware limited partnership, APF Holdings II, L.P., a Delaware limited partnership, APF Holdings III, L.P., a Delaware limited partnership, Ares US Real Estate Opportunity Fund III, L.P., a Delaware limited partnership, and Ares US Real Estate Opportunity Parallel Fund III-A, L.P., a Delaware limited partnership.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective as of completion of the Merger, Donald R. Mullen, Jr. became the sole director of the Company. As a result of the Merger, Rochelle R. Dobbs, Leland Abrams, George G. Ellison, Michael A Eruzione, Leslie Fox, Wade J. Henderson, Lazar Nikolic and George Whitfield McDowell ceased to be directors of the Company.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. In addition, the following persons were appointed as officers of the Company: Donald R. Mullen, Jr., Jeffrey Meriggi and Jonathan Ezrow.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, Parent issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 19, 2020, by and among Front Yard Residential Corporation, Pretium Midway Holdco, LP and Midway AcquisitionCo REIT (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 22, 2020).

2.2	First Amendment to Agreement and Plan of Merger, dated as of November 20, 2020, by and among Front Yard Residential Corporation, Pretium Midway Holdco, LP and Midway AcquisitionCo REIT (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 23, 2020).

99.1	Press Release, dated January 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Front Yard Residential Corporation

January 11, 2021	By:	/s/ Jeffrey Meriggi
Jeffrey Meriggi Secretary